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                                                                  EXHIBIT 23-G



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-4 (file No. 333-18397) and related Prospectus of Cotter & Company for the registration of 692,230 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1996, with respect to the consolidated financial statements of Cotter & Company included in its Annual Report (Form 10-K) for the year ended December 30, 1995, filed with the Securities and Exchange Commission.




                                                ERNST & YOUNG LLP



Chicago, Illinois

February 13, 1997